                                                                   Exhibit 10.26

                              ___________________


                            ASSET PURCHASE AGREEMENT

                                     AMONG

                        SHIRE PHARMACEUTICALS GROUP PLC,

                            SHIRE SUPPLIES U.S. LLC,

                              ARENOL CORPORATION,

                                RICHARD VORISEK

                                      AND

                                 ROBERT JAEDER

                           DATED AS OF MARCH 5, 1999

                              ___________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS

1.1.   Definitions............................................................1

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS

2.1.   Purchase and Sale of Assets............................................9
2.2.   Purchase Price.........................................................9
2.3.   Arbitration...........................................................13
2.4.   Restricted Assets.....................................................13
2.5.   Instruments of Transfer and Conveyance................................14
2.6.   Assumption of Contracts...............................................15

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1.   Representations and Warranties of the Seller..........................15
       (a)  Organization; Standing and Power.................................15
       (b)  Subsidiaries.....................................................15
       (c)  Capitalization; Ownership........................................16
       (d)  Authority........................................................16
       (e)  Noncontravention.................................................16
       (f)  Non-Government Approval; Consents................................17
       (g)  Financial Statements.............................................17
       (h)  Absence of Certain Changes or Events.............................17
       (i)  Compliance with Law..............................................18
       (j)  Litigation.......................................................18
       (k)  Taxes and Tax Returns............................................18
       (l)  Personal Property................................................19
       (m)  Licenses, Permits and Authorizations.............................19
       (n)  ERISA and Employee Matters.......................................19
       (o)  Labor Relations..................................................20
       (p)  Intellectual Property Rights.....................................20
       (q)  Insurance........................................................21
       (r)  Contracts........................................................22
       (s)  Undisclosed Liabilities..........................................22
       (t)  FDA, DEA Matters.................................................22
       (u)  Environmental Matters............................................24
       (v)  Products.........................................................26

                                                                            Page
                                                                            ----

       (w)  Investment Intent................................................27
       (x)  Brokers or Finders...............................................27
3.2.   Representations and Warranties of Shire and the Buyer.................27
       (a)  Organization; Standing and Power.................................27
       (b)  Authority........................................................27
       (c)  Non-Government Approval; Consents................................28
       (d)  Ordinary Shares..................................................28
       (e)  Brokers or Finders...............................................28

                                   ARTICLE IV

                            COVENANTS OF THE SELLER

4.1.   Regular Course of Business............................................28
4.2.   Certain Prohibited Company Activities.................................28
4.3.   Notice of Certain Events..............................................30
4.4.   Access................................................................30
4.5.   Approvals.............................................................30
4.6.   Agreement Not to Compete..............................................30
4.7.   Application of Insurance Proceeds.....................................32
4.8.   Restriction on Sale or Disposition of Ordinary Shares.................32
4.9.   Payment of WARN Liabilities...........................................32
4.10.  Replacement of Documents..............................................32

                                   ARTICLE V

                        COVENANTS OF SHIRE AND THE BUYER

5.1.   Notice of Certain Events..............................................33
5.2.   Approvals.............................................................33
5.3.   Release of Claims.....................................................33

                                   ARTICLE VI

                             CLOSING DATE; CLOSING

6.1.   Closing Date; Closing.................................................33

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

7.1.   Conditions to the Obligations of Each Party to Effect the Closing.....34
       (a)  Certain Approvals................................................34
       (b)  No Proceeding or Litigation......................................34

                                                                            Page
                                                                            ----

       (c)  Registration Rights Agreement....................................34
       (d)  Supply Agreement.................................................34
7.2.   Additional Conditions to the Obligations of the Seller................34
       (a)  Agreements.......................................................35
       (b)  Representations and Warranties...................................35
       (c)  Officer's Certificate............................................35
       (d)  Consents from Third Parties......................................35
7.3.   Additional Conditions to the Obligations of Shire and the Buyer.......35
       (a)  Agreements.......................................................35
       (b)  Representations and Warranties...................................35
       (d)  Officer's Certificate............................................35
       (e)  Consents from Third Parties......................................35
       (f)  Material Adverse Change..........................................36
       (g)  BI Agreement.....................................................36
       (h)  ISRA Declarations................................................36
       (i)  Transfers........................................................36

                                  ARTICLE VIII

                      REMEDIES FOR BREACHES BY THE SELLER
                               OF THIS AGREEMENT

8.1.   Investigations; Survival of Representations and Warranties............36
8.2.   Indemnification.......................................................36

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

9.1.   Termination...........................................................37
9.2.   Effect of Termination.................................................38
9.3.   Amendment.............................................................38
9.4.   Waiver................................................................39

                                   ARTICLE X

                               GENERAL PROVISIONS

10.1.  Public Statements.....................................................39
10.2.  Notices...............................................................39
10.3.  Interpretation........................................................40
10.4.  Counterparts..........................................................41
10.5.  Entire Agreement......................................................41
10.6.  Governing Law.........................................................41
10.7.  Validity..............................................................41

                                                                            Page
                                                                            ----

10.8.  Assignment............................................................41
10.9.  Expenses..............................................................41
10.10. Enforcement...........................................................42

EXHIBITS

Exhibit 1  Form of Buyer Loan Note
Exhibit 2  Form of Shire Loan Note
Exhibit 3  Form of Registration Rights Agreement

SCHEDULES

Schedule 3.1(a)  Articles of Incorporation and By-Laws
Schedule 3.1(d)  Authorization
Schedule 3.1(e)  Noncontravention
Schedule 3.1(f)  Seller Government Approvals; Consents
Schedule 3.1(h)  Certain Changes and Events
Schedule 3.1(i)  Violations of Law
Schedule 3.1(j)  Litigation
Schedule 3.1(k)  Tax Matters
Schedule 3.1(l)  Personal Property
Schedule 3.1(m)  Permits
Schedule 3.1(n)  Employee Matters
Schedule 3.1(o)  Labor Relations
Schedule 3.1(p)  Intellectual Property
Schedule 3.1(q)  Insurance
Schedule 3.1(r)  Contracts
Schedule 3.1(s)  Liabilities
Schedule 3.1(t)  FDA, DEA and Other Regulatory Matters
Schedule 3.1(u)  Environmental Matters
Schedule 3.1(v)  Products
Schedule 3.1(x)  Brokers
Schedule 3.2(c)  Shire Governmental Approvals; Consents
Schedule 4.1     Operating Agreements
Schedule 4.2     Permitted Activities

                            ASSET PURCHASE AGREEMENT

          ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of March 5,
                                          ---------
1999, among Shire Pharmaceuticals Group plc, a public limited company organized under the laws of England and Wales ("Shire"), Shire Supplies U.S. LLC, a
                                      -----
Delaware corporation (the "Buyer") and a wholly owned Subsidiary of Shire
                           -----
Partners, ARENOL CORPORATION, a New Jersey corporation (the "Seller"), and
                                                             ------
Richard Vorisek and Robert Jaeder (the "Principal Shareholders").
                                        ----------------------

          WHEREAS, Shire, the Seller and Boehringer Ingleheim Chemicals Inc., a Delaware corporation ("BI"), are parties to a letter of intent dated August 21,
                       --
1998 (the "Letter of Intent") which contemplates the execution, delivery and
           ----------------
performance of this Agreement;

          WHEREAS, the Seller and BI intend to enter into an agreement (the "BI
                                                                             --
Agreement").  In anticipation of the execution of the BI Agreement certain
- ---------
equipment and assets of the Seller heretofore used for the production of the Four Salts (as defined) has been moved to BI's plant at 2820 North Normandy Drive, Petersburg, Virginia (the "Plant"); and
                                  -----

          WHEREAS, subject to the terms and conditions of this Agreement, the Buyer desires to purchase from the Seller, and the Seller wishes to sell to the Buyer, certain assets as more fully described herein;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          1.1.  Definitions.  For all purposes of this Agreement, except as
                -----------
otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article:

          "ADHD" means Attention Deficit Hyperactivity Disorder.
           ----

          "Agreed Disposition Value" means, with respect to any action, suit,
           ------------------------
     proceeding or claim, the amount by which (i) the sum of (a) the amount (as agreed in good faith by Shire and the Seller) which will be required to satisfy such action, suit, proceeding or claim pursuant to a settlement, judgment or arbitration and (b) the amount (as agreed in good faith by Shire and the Seller) of all fees, disbursements and expenses (including fees and expenses of counsel) of the Seller and Shire Indemnified Persons which will be incurred until such action, suit, proceeding or claim is finally disposed of or pursuant to a final settlement or a non-appealable judgment or non-appealable arbitration, exceeds (ii) the insurance coverage with respect to such action, suit, proceeding or claim as acknowledged in writing without reservation by the insured providing coverage with respect thereto.

          "Agreement" has the meaning set forth in the preamble hereto.
           ---------

          "Arbitrators" has the meaning set forth in Section 2.3.
           -----------

          "Assets" has the meaning set forth in Section 2.1.
           ------

          "BI" has the meaning set forth in the preamble hereto.
           --

          "BI Agreement" has the meaning set forth in the preamble hereto.
           ------------

          "BI Indemnified Amounts" means all Losses imposed on or incurred by
           ----------------------
     the Seller or by the Shire Indemnified Persons, directly or indirectly, by reason of any claim, action, suit or proceeding brought by BI relating to the BI Agreement or the Letter of Intent.

          "Business Day" means a day other than a Saturday, a Sunday or a day on
           ------------
     which banks in New York, New York or London, England are permitted or required by law to close.

          "Buyer" has the meaning set forth in the preamble hereto.
           -----

          "CERCLA" has the meaning set forth in Section 3.1(u).
           ------

          "Closing" has the meaning set forth in Section 6.1.
           -------

          "Closing Date" has the meaning set forth in Section 6.1.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Competitive Business" has the meaning set forth in Section 4.6.
           --------------------

          "Confidential Disclosure Agreement" means the confidential disclosure
           ---------------------------------
     agreement entered into among BI, SRI and the Seller entered into in August 1998.

          "Contracts" has the meaning set forth in Section 3.1(r).
           ---------

          "Conversion Price" means (Pounds)3.565.
           ----------------

          "DEA" has the meaning set forth in Section 3.1(t).
           ---

          "Deferred Claim Amount", as of any date, means, (a) with respect to
           ---------------------
     any action, suit, proceeding or claim against the Seller or its respective officers, directors, or shareholders (or with respect to which any of them are required to indemnify others (other than Shire Indemnified Persons hereunder)), for which Shire or the Buyer may ultimately become liable, arising out of or relating to the Incident or conduct by the Seller of its business prior to the Closing Date which action, suit, proceeding or claim has been finally settled or subject to a non-appealable judgment or non-appealable arbitration award, the amount of such settlement or judgment award or arbitration award, to the extent unpaid as of such date and not fully covered by insurance with the applicable insurer agreeing to such coverage in writing, (b) with respect to any action, suit, proceeding or claim against the Seller or its respective officers, directors or shareholders (or with respect to which any of them are required to provide indemnity to others (other than Shire Indemnified Persons hereunder)), for which Shire or the Buyer may ultimately become liable, arising out of or relating to the Incident or the conduct by the Seller of its business prior to the Closing Date, which action, suit, proceeding or claim has not been finally settled or disposed of pursuant to a non-appealable judgment or non-appealable arbitration, the Agreed Disposition Value of such action, suit, proceeding or claim; and (c) with respect to any action, suit, proceeding or claim against any Shire Indemnified Persons arising out of or relating to the Incident or the conduct by the Seller of its business prior to the Closing Date, which action, suit, proceeding or claim has not been finally settled or disposed of pursuant to a non-appealable judgment or non-appealable arbitration, the Agreed Disposition Value of such action, suit, proceeding or claim; provided that the Deferred Claim Amount
                                        --------
     with respect to any action, suit, claim or proceeding shall be zero until the sum of (x) the aggregate of all Seller Indemnified Amounts, paid or unpaid, to such date and (y) the aggregate Deferred Claim Amounts (including the Deferred Claim Amount in question) as of such date exceeds U.S.$100,000.

          "Deferred Claim Maturity Date" means with respect to any action, suit,
           ----------------------------
     proceeding or claim giving rise to a Deferred Claim Amount, the date on which such action, suit, claim or proceeding is disposed of pursuant to a final binding settlement or non-appealable judgment or non-appealable arbitration award and, if applicable, the applicable settlement amount or judgment award or arbitration award (or indemnity therefor) is paid or satisfied in full.

          "Disregarded Claims" has the meaning set forth in Section 8.2.
           ------------------

          "DMF" means Drug Master File.
           ---

          "DOJ" has the meaning set forth in Section 3.1(t).
           ---

          "Environmental Law" means CERCLA, the Resource Conservation and
           -----------------
     Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, and any other applicable federal, state or local statute, rule, regulation, order, judgment, directive, decree or the common law regulating, relating to or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the generation, handling, use, treatment, storage, transport, disposal or remediation of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment and natural resources, including, without limitation, ambient or indoor air, surface water, groundwater, soil, subsurface strata and wetlands, or public or employee health or safety.

          "Environmental Permit" means any permit, license, approval, consent or
           --------------------
     other authorization by a federal, state or local government or regulatory entity pursuant to any Environmental Law.

          "ERISA Affiliate" shall mean any person or entity that, together with
           ---------------
     Seller, is treated as a single employer under Section 414(b), (c), (m) or
     (o) of the Code.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
     1974, as amended.

          "Exchange Rate" means on any day the exchange rate of British Pounds
           -------------
     for U.S. Dollars based on the noon buying rate on such day in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York as reported in The Wall Street Journal.
                                             -----------------------

          "FDA" has the meaning set forth in Section 3.1(t).
           ---

          "Financial Statements" has the meaning set forth in Section 3.1(g).
           --------------------

          "First Announcement Date" has the meaning set forth in Section 2.2.
           -----------------------

          "First Buyer Loan Note" has the meaning set forth in Section 2.2(a).
           ---------------------

          "First Loan Note" has the meaning set forth in Section 2.2(a).
           ---------------

          "Four Salts" means Dextroamphetamine Sulphate USP, Amphetamine
           ----------
     Sulphate USP, Dextroamphetamine Saccharate and Amphetamine Aspartate.

          "Hazardous Material" means any pollutant, contaminant or hazardous,
           ------------------
     toxic, medical, biohazardous, infectious waste, substance, constituent or material, subject to regulation under any Environmental Law, any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, virus, infectious disease or disease-causing agent and any other substance, waste, constituent, chemical or material that can give rise to liability under any Environmental Law.

          "Incident" means the explosion and fire which took place on or about
           --------
     August 3, 1998 at the Seller's facilities located in Somerville, New Jersey, and all direct and indirect consequences arising therefrom.

          "Insurance Policies" has the meaning set forth in Section 3.1(q).
           ------------------

          "ISRA" has shall mean the New Jersey Industrial Site Recovery Act,
           ----
     N.J.S.A., 13:1K-6 et seq.
     -------           ------

          "Letter of Intent" has the meaning set forth in the preamble hereto.
           ----------------

          "Liability" has the meaning set forth in Section 3.1(s).
           ---------

          "Lien" means any lien, claim as to title, assignment, hypothecation,
           ----
     conditional sale, retention of title, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind other than a statutory lien or any agreement to provide any of the foregoing.

          "Losses" has the meaning set forth in the definition of "Seller
           ------                                                  ------
     Indemnified Amounts."
     -------------------

          "Non-Competition Period" has the meaning set forth in Section 4.6.
           ----------------------

          "Notes" means the First Loan Note and the Second Loan Note.
           -----

          "Ordinary Shares" means ordinary shares, with a nominal value of U.K.
           ---------------
     five pence each, of Shire.

          "Permits" means all approvals, authorizations, qualifications,
           -------
     consents, licenses, franchises, orders and other permits, including DMFs, of all governmental or regulatory agencies or bodies, whether federal, state, local or foreign.

          "Plant" has the meaning set forth in the preamble hereto.
           -----

          "Principal Shareholders" means Richard Vorisek and Robert Jaeder.
           ----------------------

          "Product Sites" has the meaning set forth in Section 3.1(u).
           -------------

          "Second Announcement Date" has the meaning set forth in Section 2.2.
           ------------------------

          "Second Buyer Loan Note" has the meaning set forth in Section 2.2(a).
           ----------------------

          "Second Loan Note" has the meaning set forth in Section 2.2(a).
           ----------------

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Seller" has the meaning set forth in the preamble hereto.
           ------

          "Seller Governmental Approvals" has the meaning set forth in Section
           -----------------------------
     3.1(f).

          "Seller Indemnified Amounts" means all losses, damages, liabilities,
           --------------------------
     costs and expenses (whether or not resulting from a third party claim), including, without limitation, interest, penalties and fines and attorney's fees, disbursements and expenses, imposed on or incurred by the Shire Indemnified Persons, directly or indirectly ("Losses"), by reason of (a)
                                                   ------
     the Incident or the conduct, lack of conduct and/or operation by the Seller of its business, whether before or after the Closing Date, (b) any liability of the Seller not expressly assumed by the Buyer pursuant to
     Section 2.5, (c) any inaccuracy of any representation or warranty of the Seller contained in this Agreement or any certificate delivered by the Seller to Shire on or prior to the Closing hereunder or (d) any failure by the Seller to perform any covenant, obligation or agreement hereunder.

          "Seller Third Party Approvals" has the meaning set forth in Section
           ----------------------------
     3.1(f).

          "Shire" has the meaning set forth in the preamble hereto.
           -----

          "Shire Governmental Approvals" has the meaning set forth in Section
           ----------------------------
     3.2(c).

          "Shire Indemnified Persons" means Shire and the Buyer and each of
           -------------------------
     their respective Subsidiaries and the, affiliates, directors, officers, employees and agents of Shire, the Buyer, and their respective Subsidiaries, in their respective capacities as such.

          "Shire Third Party Approvals" has the meaning set forth in Section
           ---------------------------
     3.2(c).

          "SRI" means Shire Richwood Inc., a Kentucky corporation and a wholly-
           ---
     owned subsidiary of Shire Partners.

          "Subsidiary" of any person means (i) any corporation of which the
           ----------
     outstanding capital stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such person or (ii) any other person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such person.

          "Supply Agreement" means the Supply Agreement dated January 1, 1996
           ----------------
     between the Seller and Richwood Pharmaceutical Company, Inc.

          "Tax" or "Taxes" means (i) all federal, state, local or foreign taxes,
           ---      -----
     charges, fees, imposts, levies or other assessments, including, without limitation, all net income, alternative minimum, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any taxing authority in connection with any item described in clause (i) and (iii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to United States Treasury Regulation ("Treas. Reg.") (S) 1.1502-6
                                                     ----------
     (or any comparable state, local or foreign provisions)) in respect of any items described in clause (i) or (ii).

          "Tax Return" means all returns, declarations, reports, estimates,
           ----------
     information returns and statements required to be filed in respect of any Taxes.

          "Technical Know-How" means the information set forth in Schedule
           ------------------
     3.1(p).

          "Third Party Site" has the meaning set forth in Section 3.1(u).
           ----------------

                                   ARTICLE II

                          PURCHASE AND SALE OF ASSETS

          2.1.  Purchase and Sale of Assets.  Subject to the terms and
                ---------------------------
conditions of this Agreement, the Buyer agrees to purchase from the Seller on the Closing Date, and the Seller agrees to sell to the Buyer on the Closing Date, free and clear of any Lien of any kind whatsoever, the following (collectively referred to as the "Assets"):
                                  ------

          (a) the Technical Know-How of the Seller relating to the manufacture of the Four Salts;

          (b) all equipment and machinery of the Seller set forth on Schedule 3.1(l);

          (c) each contract to which the Seller is a party for the acquisition of raw materials for the production of the Four Salts or otherwise relating to the Four Salts or the Manufacturer thereof;

          (d) each DMF of the Seller for the Four Salts and each other permit, authorization and license of the Seller of whatever nature relating to the Four Salts or enabling the manufacture thereof;

          (e) all copyrights which the Seller owns or has a right to relating to the Four Salts; and

          (f) all other intangible assets, including any intellectual property, used by Seller for the production of the Four Salts.

          2.2.  Purchase Price.  Subject to the terms and conditions of this
                --------------
Agreement, in consideration of the transfer and sale of the Assets on the Closing Date, Shire agrees that:

          (a) On the Closing Date, the Buyer shall issue to the Seller a loan note (the "First Buyer Loan Note") in an
                ---------------------
     aggregate principal amount of U.S. $5.8 million attached hereto as
     Exhibit 1 and a second loan note (the "Second Buyer Loan Note") in an
     ---------                              -----------------------
     aggregate principal amount of U.S. $6.0 million in the form attached hereto as Exhibit 1. The First Buyer Loan Note shall be immediately
               ---------
     exchanged for a loan note issued by Shire (the "First Loan Note") for the
                                                     ----------------
     same aggregate principal amount of the First Buyer Loan Note in the form attached hereto as Exhibit 2 and the Second Buyer Loan Note shall be
                        ---------
     immediately exchanged for a second loan note issued by Shire (the "Second
                                                                        ------
     Loan Note") for the same aggregate principal amount of the Second Buyer
     ---------
     Loan Note in the form attached hereto as Exhibit 2.  On the first date
                                              ---------
     which is no sooner than six months following the Closing that Shire publicly announces its financial results for the preceding fiscal quarter (the "First Announcement Date"), U.S. $3.0 million of the aggregate
           -----------------------
     principal amount of the First Loan Note shall be (i) cancelled to the extent of the unpaid BI Indemnified Amounts as of the First Announcement Date and (ii) to the extent not cancelled pursuant to the preceding clause
     (i) converted into that number of Ordinary Shares equal to (x) that amount of the U.S. $3.0 million not cancelled pursuant to the preceding clause
     (i) divided by (y) the product of (A) the lower of the Conversion Price or
         ----------
     the midmarket closing price of the Ordinary Shares on the London Stock Exchange on the First Announcement Date and (B) the Exchange Rate on the First Announcement Date;

          (b) On the first date which is no sooner than six months following the First Announcement Date that Shire publicly announces its financial results for the preceding fiscal quarter (the "Second Announcement Date"),
                                                    ------------------------
     the then outstanding aggregate principal amount of the First Loan Note shall be (i) cancelled to the extent of the unpaid BI Indemnified Amounts as of the Second Announcement Date and (ii) to the extent not cancelled pursuant to the preceding clause (i), converted into that number of Ordinary Shares equal to (x) that portion of the First Loan Note not cancelled pursuant to the preceding clause (i) divided by (y) the product
                                                    ----------
     of (A) the lower of the Conversion Price or the midmarket closing price of the Ordinary Shares on the London Stock Exchange on the Second Announcement Date and (B) the Exchange Rate on the Second Announcement Date;

          (c) On the first anniversary of the Closing Date, U.S. $3.0 million of the aggregate principal amount of the Second Loan Note shall be (i) cancelled to the extent of the unpaid Seller Indemnified Amounts as of the first an-
     niversary of the Closing Date, (ii) to the extent not cancelled pursuant to the preceding clause (i), extended as to maturity to the respective Deferred Claim Maturity Date(s), to the extent of the Deferred Claim Amounts as of the first anniversary of the Closing Date and (iii) to the extent not cancelled or deferred pursuant to the preceding clauses (i) and
     (ii), converted into that number of Ordinary Shares equal to (x) that amount of the U.S. $3.0 million not cancelled or deferred pursuant to the preceding clauses (i) and (ii) divided by (y) the product of (A) the lower
                                    ----------
     of the Conversion Price or the midweek closing price of the Ordinary Shares on the London Stock Exchange on the first anniversary of the Closing Date and (B) the Exchange Rate on the first anniversary of the Closing Date.

          (d) On the second anniversary of the Closing Date, U.S. $1.5 million of the aggregate principal amount of the Second Loan Note shall be (i) cancelled to the extent of the unpaid Seller Indemnified Amounts as of the second anniversary of the Closing Date, (ii) to the extent not cancelled pursuant to the preceding clause (i), extended as to maturity to the respective Deferred Claim Maturity Date(s) to the extent of the Deferred Claim Amounts as of the second anniversary of the Closing Date and (iii) to the extent not cancelled or deferred pursuant to the preceding clauses (i) and (ii), converted into that number of Ordinary Shares equal to (x) that amount of the U.S. $1.5 million not cancelled or deferred pursuant to the preceding clauses (i) and (ii) divided by (y) the product of (A) the lower
                                    ----------
     of the Conversion Price or the midweek closing price of the Ordinary Shares on the London Stock Exchange on the second anniversary of the Closing Date and (B) the Exchange Rate on the second anniversary of the Closing Date.

          (e) On the third anniversary of the Closing Date, the then outstanding aggregate principal amount of the Second Loan Note shall be (i) cancelled to the extent of the unpaid Seller Indemnified Amounts as of the third anniversary of the Closing Date, (ii) to the extent not cancelled pursuant to the preceding clause (i), extended as to maturity to the respective Deferred Claim Maturity Date(s) to the extent of the Deferred Claim Amounts as of the third anniversary of the Closing Date and (iii) to the extent not cancelled or deferred pursuant to the preceding clauses (i) and (ii), converted into that number of Ordinary Shares equal to (x) the principal amount of the Second Loan Note not cancelled pursuant to the preceding clause (i) divided by (y) the product of (A) the lower of the Conversion
                                ----------
     Price or the midweek closing price of the Ordinary Shares on the London Stock Exchange on the third anniversary of the Closing Date and (B) the Exchange Rate on the third anniversary of the Closing Date.

          (f) On each Deferred Claim Maturity Date, the then outstanding principal amount of the Second Loan Note shall be (i) cancelled to the extent of the unpaid Seller Indemnified Amounts as of such Deferred Claim Maturity Date, (ii) to the extent not cancelled pursuant to the preceding clause (i), extended as to maturity to the respective Deferred Claim Maturity Date(s), to the extent of the Deferred Claim Amounts not fully offset by the Second Loan Note as of such Deferred Claim Maturity Date, and
     (iii) to the extent not cancelled or deferred pursuant to the preceding clauses (i) and (ii), converted into that number of Ordinary Shares equal to (x) the principal amount of the Second Loan Note not cancelled or deferred pursuant to the preceding clauses (i) and (ii) divided by (y) the
                                                             ----------
     product of (A) the lower of the Conversion Price or the mid-market closing price of the Ordinary Shares on the London Stock Exchange or such Deferred Claim Maturity Date and (B) the Exchange Rate on such Deferred Claim Maturity Date; provided that if any Deferred Claim Amounts remain
                    --------
     outstanding on the fifth anniversary of the Closing Date, the Second Loan Note shall be cancelled, to the extent not previously converted pursuant to this Section 2.2(f).

          (g) At any time during which the maturity of any portion of the principal amount of the Second Loan Note shall have been extended as a result of a Deferred Claim Amount, such principal amount may be reduced by any unpaid Seller Indemnified Amounts during such time.

          (h)  No portion of any Loan Note shall be cancelled pursuant to
     Section 2.2 hereto with respect to any Seller Indemnified Amounts or BI Indemnified Amounts that are subject to arbitration pursuant to Section 2.3, until a determination as to the relevant Seller Indemnified Amounts or BI Indemnified Amounts is made by the Arbitrators.

          (i) If, within five days following the cancellation of any Loan Note pursuant to this Section 2.2, the Seller notifies the Buyer in writing that it does not agree with the Seller Indemnified Amounts or BI Indemnified Amounts, as the case may be, and sets forth in such notice what it believes to be the proper determination of the Seller Indemnified Amounts or BI Indemnified Amounts, as the case may be, the Buyer and the Seller shall meet and attempt in good faith to agree upon such determinations.
     If, after ten days, the parties shall not have agreed upon such determinations, either the Buyer or the Seller shall have the right to refer such determinations to the Arbitrators pursuant to Section 2.3.

          2.3.  Arbitration.  If the Buyer or the Seller refers the
                -----------
determinations of Seller Indemnified Amounts or BI Indemnified Amounts, as the case may be, such determinations shall be resolved by final and binding arbitration under the rules of the American Arbitration Association by three arbitrators (the "Arbitrators"), one selected by the Buyer, one selected by the
                  -----------
Seller, and the third selected by the other two arbitrators. The place of arbitration shall be New York, New York. The Seller and the Buyer shall each submit to the Arbitrators what they each believe to be the proper amount of such Seller Indemnified Amounts or BI Indemnified Amounts, as the case may be. The expenses of the Arbitrators shall be (a) borne by the Buyer if the determination of the relevant Seller Indemnified Amounts or BI Indemnified Amounts by the Arbitrators is closer to the amount submitted by the Seller than the amount submitted by the Buyer, (b) borne by the Seller (or by the Principal Shareholders if, at the time of arbitration the Seller no longer exists as a corporate entity or does not have sufficient funds available to pay the expenses of the Arbitrators), if the determination of the relevant Seller Indemnified Amounts or BI Indemnified Amounts by the Arbitrators is closer to the amount submitted by the Buyer than the amount submitted by the Seller and (c) allocated equally as set forth in clauses (a) and (b) if neither the amount submitted by the Seller or the amount submitted by the Buyer is closer to the determination of the Seller Indemnified Amounts or BI Indemnified Amounts, as the case may be.

          2.4.  Restricted Assets.  (a)  In the event that any Permit or
                -----------------
Contract of the Seller on the Closing Date is not assignable to the Buyer by its terms or by virtue of its subject matter (each, a "Restricted Asset"), the
                                                   ----------------
Seller shall, at its own cost, use all reasonable efforts, and the Buyer shall cooperate reasonably with the Seller, (i) to promptly obtain the consents and waivers necessary to convey or cause to be conveyed to the Buyer all of the Restricted Assets and (ii) as of and subject to the occurrence of the Closing, to convey to the Buyer the Restricted Assets for which the Seller has received the necessary consents and waivers.

          (b) To the extent that the consents and waivers necessary to assign, transfer or sublicense any of the Restricted Assets are not obtained as of the Closing Date, the Seller shall, commencing on the Closing Date and continuing for the duration of the useful life of each such Restricted Asset, use reasonable efforts to (i) provide to the Buyer the benefits of any such Restricted Asset not assigned, transferred or subleased due to the Seller's failure or inability, as the case may be, to obtain such consents or waivers,
(ii) cooperate with the Buyer to reach a reasonable and lawful arrangement designed to provide the benefits of each such Restricted Asset to the Buyer during the useful life of such Restricted Asset and (iii) enforce at the request of the Buyer or allow the Buyer to enforce any rights of the Seller under any such Restricted Asset against the issuer thereof or the other party or parties thereto (including the right to elect to terminate such of the foregoing in accordance with the terms thereof upon the request of the Buyer). At the end of each such period, the Seller shall have no further duties or obligations under this Section 2.4 with respect to such Restricted Asset and the failure or inability to obtain any necessary consent or waiver with respect thereto shall not be a breach of this Agreement so long as the Seller has carried out its obligations under this Section 2.4.

          (c) To the extent that the Buyer is provided the benefits of any Restricted Asset pursuant to clause (b) of this Section 2.4, the Buyer shall perform for the benefit of the issuer thereof, or the other party or parties thereto, the obligations of the Seller thereunder or in connection therewith, other than any obligations pertaining to any Environmental Laws. If the Buyer shall fail to perform to the extent required herein, the Seller shall thereafter cease to be obligated under this Section 2.4 to provide the Buyer with any benefits in respect of the Restricted Asset which is the subject of such failure to perform.

          2.5.  Instruments of Transfer and Conveyance.  (a)  The sale,
                --------------------------------------
conveyance, transfer, assignment and delivery of the Assets as herein provided shall be effected by delivery by the Seller at the Closing of such deeds, bills of sale, endorsements, assignments, certificates or other instruments of transfer and conveyance, duly executed by the Seller, as the Buyer shall request to vest in the Buyer good and marketable title to the Assets (free and clear of any Lien).

          (b) The Seller agrees that it will on the Closing Date with respect to all of the Assets, and from time to time after the Closing Date, upon the request of the Buyer, do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, certificates, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably requested by the Buyer to assure or confirm the Buyer's good and marketable title to and interest in, or to enable it to deal with and dispose of any of, the Assets.

          2.6.  Assumption of Contracts.  The parties hereto acknowledge and
                -----------------------
agree that neither Shire nor the Buyer shall assume, or be obligated to assume, any liability of the Seller other than those expressly identified in this
Section 2.6. Subject to the terms and conditions set forth in this Agreement, at the Closing, Buyer shall assume in accordance with their respective terms the obligations arising after the Closing Date under the contracts to be purchased by the Buyer pursuant to Section 2.1(d) of this Agreement; provided, however,
                                                           --------  -------
that to the extent the Seller has received any payments by any party pursuant to any contract prior to delivering any goods or services, the Seller shall discharge its obligations pursuant to any such contract and the Buyer shall not assume any liability. The assumption of such liabilities shall be effected by the delivery by the Buyer at the Closing of such instruments of assumption, duly executed by the Buyer, as the Seller shall reasonably request.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          3.1.  Representations and Warranties of the Seller.  The Seller
                --------------------------------------------
represents and warrants to Shire and the Buyer as follows:

          (a)  Organization; Standing and Power.  The Seller is a corporation
               --------------------------------
     duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Seller has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted. Copies of the Articles of Incorporation and By-Laws of the Seller as in effect on the date hereof are attached hereto as

     Schedule 3.1(a).
     ---------------

          (b)  Subsidiaries.  There are no, and have never been any,
               ------------
     Subsidiaries of the Seller.

          (c)  Capitalization; Ownership.  The authorized capital stock of the
               -------------------------
     Seller consists of 2,500 shares of common stock (of which 600 shares are outstanding). The Principal Shareholders own all of the issued and outstanding capital stock of the Seller and no other person or entity has any ownership claim or right with respect to such capital stock.

          (d)  Authority.  The Seller has the requisite corporate power and
               ---------
     authority to execute and deliver this Agreement and, subject to the Seller Shareholder Approval (as defined below) and the receipt of the consents and waivers set forth on Schedule 3.1(d) attached hereto, to consummate the
                          ---------------
     transactions contemplated by this Agreement to be consummated by the Seller. The execution and delivery of this Agreement by the Seller and the consummation of the transactions contemplated hereby to be consummated by the Seller have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

          (e)  Noncontravention.  Except as set forth on Schedule 3.1(e)
               ----------------                          ---------------
     attached hereto, neither the execution and delivery of this Agreement by the Seller nor the consummation of the transactions contemplated hereby nor compliance by the Seller with any of the provisions hereof will (i) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, could constitute a default) under, or result in the termination, modification or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon, right to acquire or obligation to dispose of any of the properties, assets or rights of the Seller under, any of the terms, conditions or provisions of (x) the Articles of Incorporation or By-Laws of the Seller or (y) any note, bond, mortgage, indenture, deed of trust, license, Permit, authorization, lease, agreement or instrument or obligation to which the Seller is party or by which it is bound or to which it or any of its assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunc-tion, decree, statute, rule or regulation applicable to the Seller, its operations or any of its assets.

          (f)  Non-Government Approval; Consents.  All consents and approvals
               ---------------------------------
     required to be obtained by the Seller from non-governmental third parties ("Seller Third Party Approvals") in order to lawfully and contractually
       ----------------------------
     permit it to perform its obligations under this Agreement and consummate the transactions contemplated hereby are set forth on Schedule 3.1(f)
                                                           ---------------
     attached hereto.  Other than as set forth on Schedule 3.1(f), no notice to,
                                                  ---------------
     filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the execution, delivery or performance of this Agreement by the Seller or the consummation of the transactions contemplated hereby ("Seller Governmental Approvals").
                                        -----------------------------

          (g)  Financial Statements.  The Seller's balance sheets and statements
               --------------------
     of operations and cash flows for the fiscal years ended December 31, 1997, 1996 and 1995 and the unaudited balance sheet and statements of operations and cash flows for the six months ended June 30, 1998 (the "Financial
                                                                 ---------
     Statements") have been prepared in accordance with Statements on Standards
     ----------
     for Accounting and Review Services issued by the American Institute of Certified Public Accountants and fairly present in all material respects the financial condition of the Seller as of the respective dates thereof and results of the Seller's operations and its cash flows for the respective periods presented.

          (h)  Absence of Certain Changes or Events.  Except as set forth on
               ------------------------------------
     Schedule 3.1(h) attached hereto, since December 31, 1995, there has not
     ---------------
     been (i) any material adverse change in the business or business prospects of the business or operations conducted or, to the Seller's knowledge, to be conducted at the Plant relating to the Four Salts or the manufacture thereof, (ii) any destruction or loss of (whether or not covered by insurance) any property, asset or right of the Seller relating to the Four Salts or the manufacture thereof (iii) any Lien incurred on any property, assets or rights of the Seller relating to the Four Salts or the manufacture thereof, (iv) any incurrence by the Seller of any Liability either (x) not in the ordinary course of business, (y) not related to the activities contemplated by the Letter of Intent and not related to the sale of the remainder of its business or (z) in excess of $10,000, (v) any materially adverse de-velopment with respect to regulatory approval of any of the Seller's products or (vi) any materially adverse development with respect to the Seller's relationships with any supplier with which the Seller has a business relationship relating to the Four Salts or the manufacture thereof.

          (i)  Compliance with Law.  Except as set forth on Schedule 3.1(i)
               -------------------                          ---------------
     attached hereto, the Seller is not, and does not have knowledge of any facts or events which could reasonably be expected to cause it to be, in violation or non-compliance in any material respect with any statute, law, ordinance, regulation, rule, order or other legal requirement of any foreign, federal, state or local government, authority or any other governmental department or agency applicable to its business or operations, or any judgment, decree or order of any court to which it is a party.

          (j)  Litigation.  Except as set forth on Schedule 3.1(j) attached
               ----------                          ---------------
     hereto, there is no claim, action, suit or proceeding pending or, to the knowledge of the Seller, threatened against the Seller or any of its property, assets or rights before any court or governmental or regulatory authority or body or, to the knowledge of the Seller, any reasonable basis for the assertion thereof.

          (k)  Taxes and Tax Returns.  Except as set forth on Schedule 3.1(k)
               ---------------------                          ---------------
     attached hereto, (i) the Seller has duly and timely filed all federal, state, local and foreign Tax Returns required to be filed by it through the date hereof, and each such Tax Return (other than with respect to state payroll and state income taxes) is and, to the knowledge of the Seller, each Tax Return with respect to state payroll and state income taxes is complete and accurate in all material respects, (ii) the Seller has timely paid all Taxes due and payable by it through the date hereof and has made adequate provision (through a current accrual on its most recent financial statements) for any Taxes attributable to any taxable period of the Seller (or portion thereof) ending on or prior to the date hereof that are not yet due and payable and (iii) the Seller has withheld and paid in a timely manner all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, including amounts of or the value of awards and prizes paid to the Seller's employees. Schedule 3.1(k) attached hereto sets forth a complete and accurate copy of all correspondence available to the Seller between the Seller and any federal, state, local or foreign governmental entity regarding Taxes or Tax Returns since December 31, 1995.

          (l)  Personal Property.  Schedule 3.1(l) attached hereto sets forth a
               -----------------   ---------------
     complete and accurate list of each item of equipment, machinery and other tangible personal property of the Seller relating to the Four Salts or the manufacture thereof. Except as set forth on Schedule 3.1(l), the Seller
                                                  ---------------
     alone has good and marketable title to all such property, free and clear of all Liens. Each such item is in good operating condition and repair and is suitable for the purposes for which it is used and intended.

          (m)  Licenses, Permits and Authorizations.  Schedule 3.1(m) attached
               ------------------------------------   ---------------
     hereto sets forth a complete and accurate list of all Permits, except for any Permits that are site specific to the Somerville, New Jersey operation and are not required to manufacture the Four Salts in locations other than Somerville, New Jersey held by or on behalf of the Seller relating to the Four Salts or enabling the manufacture thereof, including (i) the agency or body issuing such Permit, (ii) the person or entity to whom such Permit was issued and (iii) the date such Permit expires or is required to be renewed. Except as set forth on Schedule 3.1(m), each Permit set forth on Schedule
                            ---------------                           --------
     3.1(m) is in full force and effect and the Seller, or the person or entity
     ------
     who holds such Permit on the Seller's behalf, is in compliance with all of its obligations with respect thereto, and no event has occurred or condition exists which permits or, upon the giving of notice or lapse of time or both, would permit revocation, nonrenewal, modification, suspension or termination of any such Permit.

          (n)  ERISA and Employee Matters.  Schedule 3.1(n) attached hereto
               --------------------------
     contains a true and complete list of all "employee benefit plans" as defined in Section 3(3) of ERISA, and each other plan, arrangement or policy relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits and other employee benefits which are maintained or contributed to by the Seller or its ERISA Affiliates or as to which the Seller has any direct or indirect, actual or contingent liability ("Benefit Plans"), and copies of such plans and related relevant
                 -------------
     materials have been made available to Buyer. Neither the Seller nor any of its ERISA Affiliates have incurred, and they are not reasonably likely to incur, any liability under Title IV of ERISA. All contributions to the Benefit Plans required to be made by the Seller and its ERISA Affiliates in accordance with the terms of the Benefit Plans and, when applicable, Section 302 of ERISA or
     Section 412 of the Code, have been timely made. Neither the Seller nor any of its ERISA Affiliates has ever (i) contributed, or been required to contribute, to a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) or (ii) maintained or contributed to an employee benefit plan that is subject to Title IV of ERISA. The Seller and all Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. Each Benefit Plan intended to qualify under Section 401 of the Code, is so qualified. With respect to all Benefit Plans, there are no audits investigations or claims pending or threatened (other than routine claims for benefits). There have been no nonexempt prohibited transactions under the Code or ERISA with respect to any Benefit Plans. With respect to all Benefit Plans that are welfare plans (as defined in ERISA Section 3(1)), such plans have complied in all material respects with the COBRA continuation coverage requirements of
     Section 4980B of the Code.

          (o)  Labor Relations.  Except as set forth on Schedule 3.1(o), (i)
               ---------------                          ---------------
     there is no unfair labor practice complaint pending against the Seller or, to the knowledge of the Seller, threatened against the Seller, before the National Labor Relations Board or any other governmental or regulatory authority, and, to the knowledge of the Seller, no grievance or arbitration proceeding is so pending against the Seller or threatened against the Seller; (ii) to the knowledge of the Seller, there is no basis for an unfair labor practice finding against the Seller; (iii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Seller, threatened against the Seller; and (iv) no union has ever represented any employee of the Seller.

          (p)  Intellectual Property Rights.  (i)  Schedule 3.1(p) attached
               ----------------------------        ---------------
     hereto sets forth in writing all of the Technical Know-How, including the process by which it was obtained by Arenol and any arrangements made by the Seller relating to the Technical Know-How, including any payments made or to be made by the Seller. Except as set forth on Schedule 3.1(p), all the
                                                       ---------------
     Technical Know-How is owned by the Seller alone free and clear of all Liens, no Technical

     Know-How has been canceled, abandoned or otherwise terminated. Except as set forth on Schedule 3.1(p), the Seller has not granted any license or
                  ---------------
     other rights with respect to any Technical Know-How to any other person or entity and, except as set forth on Schedule 3.1(p), has not disclosed any information to any person or entity regarding the Technical Know-How.

             (ii) Except as set forth on Schedule 3.1(p), (x) the use of
                                         ---------------
     Technical Know-How by the Seller has not infringed and does not infringe upon any rights of any third party, (y) no third party has claimed or alleged that the use of Technical Know-How by the Seller has infringed upon the rights of any third party and (z) to the Seller's knowledge, no third party has infringed upon the rights of the Seller with respect to the Technical Know-How.

             (iii) Except as set forth on Schedule 3.1(p), the Seller has no
                                          ---------------
     license or other rights with respect to any Technical Know-How owned by any other person or entity.

             (iv) All Technical Know-How used by the Seller in the manufacture of the Four Salts is set forth on Schedule 3.1(p).
                                       ---------------

             (v) All technology, processes, techniques and methods of manufacture used in or necessary to the manufacturing of the Four Salts by the Seller, except to the extent the same are in the public domain, are subject to valid and effective confidentiality agreements with the Seller.

             (vi) Production of the Four Salts requires no technology, processes, techniques or methods of manufacture other than the Technical Know-How and information contained in the public domain and possession of such will enable Buyer to produce the Four Salts.

          (q)  Insurance.  Schedule 3.1(q) attached hereto sets forth (i) a
               ---------   ---------------
     complete and accurate list of all policies of insurance of the Seller currently in force, including surety bonds or other credit support therefor (the "Insurance Policies"), the current annual premiums for each Insurance
           ------------------
     Policy, the types of risk covered and limits of coverage and (ii) a description of claims experience of the Seller (x) in the twelve months immediately preceding the date hereof with respect to all matters and (y) since its incorporation with respect to product liability matters, matters arising by reason of environmental matters and workmen's compensation. To the knowledge of the Seller, all Insurance Policies are in full force and effect and all premiums due thereon have been paid. The Seller has complied in all material respects with the terms and provisions of the Insurance Policies. Except as set forth on
     Schedule 3.1(q), the Seller has never applied for and been refused or
     ---------------
     denied any policy of insurance with respect to product liability matters, environmental matters or workmen's compensation.

          (r)  Contracts.  Schedule 3.1(r) attached hereto sets forth a complete
               ---------   ---------------
     and accurate list of all contracts, agreements and commitments of the Seller that relate to the Four Salts or the manufacture thereof (a

     "Contract").  Each Contract is a valid and subsisting agreement and, to the
     ---------
     knowledge of the Seller, no party thereto has repudiated its obligations under such Contract. Except as set forth on Schedule 3.1(r), to the
                                                  ---------------
     knowledge of the Seller, no event has occurred or condition exists which would violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, could reasonably constitute a default), under, or result in the termination, modification or suspension of, or accelerate the performance under, or result in the creation of any Lien upon, any right to acquire or obligation to dispose of any of the properties, assets or rights of the Seller under, any of the terms, conditions or provisions of any Contract. Except as disclosed on Schedule 3.1(r), no Contract provides for the Seller
                            ---------------
     to return or refund any payment received by the Seller upon the happening of any event or occurrence or restricts in any material respect the ability of the Seller to market, sell or price its products.

          (s)  Undisclosed Liabilities.  Except as set forth on Schedule 3.1(s)
               -----------------------                          ---------------
     attached hereto, the Seller has no liability, whether asserted or, to the Seller's knowledge, unasserted, absolute or, to the Seller's knowledge, contingent, accrued or unaccrued, liquidated or unliquidated, due or, to the Seller's knowledge, to become due, of any nature (a "Liability"),
                                                              ---------
     except for (i) Liabilities set forth on the most recent balance sheet included in the Financial Statements and (ii) Liabilities which have arisen after June 30, 1998 in the ordinary course of business.

          (t)  FDA, DEA Matters.  Schedule 3.1(t) attached hereto sets forth a
               ----------------   ---------------
     complete and accurate list of each filing made by the Seller with the U.S. Food and Drug

     Administration (the "FDA") with respect to the Four Salts or the
                          ---
     manufacture thereof including the dates upon which any future filings are required to be made with the FDA. Except as set forth on Schedule 3.1(t),
                                                               ---------------
     (i) there are no lawsuits, arbitrations, legal or administrative or regulatory proceedings, charges, complaints or investigations by the FDA, the U.S. Drug Enforcement Agency (the "DEA"), the U.S. Department of
                                            ---
     Justice (the "DOJ") or any state or foreign regulatory agency pending or,
                   ---
     to the best knowledge of the Seller, threatened against or relating to the Seller or any of its products, (ii) there have been no product recalls or similar actions by the Seller, (iii) neither the Seller nor, to the best knowledge of the Seller, its officers, employees or agents have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA or committed an act, made a statement or failed to make a statement that could reasonably be expected to provide a basis for the FDA or the DEA to invoke the policy respecting "Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991), (iv) there have been no unresolved reports, warning letters or other documents received from or issued by the FDA or the DEA that indicate or suggest material lack of compliance with FDA or DEA regulatory requirements by the Seller or persons providing services, materials or products for the benefit of the Seller, (v) the Seller is in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and, to the extent required, the Seller has obtained licenses from the DEA and is in compliance with all such licenses and all applicable regulations promulgated by the DEA, (vi) all manufacturing operations conducted by the Seller have been and are being conducted in compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211, (vii) the Seller has not received any written notice that the FDA or the DEA has commenced, or threatened to initiate, and has no knowledge of any facts or events which could reasonably be expected to result in the commencement or initiation of, any action to withdraw its approval or enjoin production at the Plant or any facility owned or used by the Seller or any of the Seller's manufacturing locations, (viii) as to each article of drug or consumer product currently manufactured by the Seller, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. Sections 301 et seq. and all advertising and
                         ------
     sales promotional materials of the Seller are otherwise in conformance with the regulations and applicable approvals of the FDA and (ix) neither the Seller nor, to the knowledge of the Seller, any of its officers, employees, agents or affiliates has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335(a) or authorized by 21 U.S.C. Section 335a(b). To the knowledge of the Seller, the Seller's suppliers are in compliance with all applicable law and regulations and in respect of the FDA and DEA have secured all licenses, renewals and quotas necessary to their operation.

          The Seller has made available to Shire copies of all written communications to or from the FDA and the DEA relating specifically to the Seller, its operations or business.

          (u)  Environmental Matters.  Except as set forth on Schedule 3.1(u)
               ---------------------                          ---------------
     attached hereto:

               (i) the Seller possesses all Environmental Permits required under applicable Environmental Laws to conduct its business as currently conducted and to own and operate its assets, and is, and has at all times been, in compliance in all material respects with the terms and conditions of such Environmental Permits;

               (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity or require the transfer of any Environmental Permits held by the Seller, and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental Law;

               (iii) the Seller is in material compliance and has complied in all material respects with all applicable Environmental Laws and has not received notice of and has no material liability under any Environmental Law;

               (iv) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice of violation, proceeding, notice or demand letter, or request for information pending or, to the knowledge of the Seller, threatened under any Environmental Law (x) against the Seller or (y) to the knowledge of the Seller against any person or entity in connection with which liability could reasonably be expected to imputed or attributed by law or contract to the Seller;

               (v) to the knowledge of the Seller after due inquiry, no
          property or facility presently or formerly owned, leased or operated by the Seller, and no property or facility at which the Seller's Hazardous Materials have been stored, treated or disposed of or at which any Hazardous Materials have been manufactured, handled, tested, formulated, prepared, encapsulated, packaged, bottled, or stored for the Seller ("Product Sites") is listed or proposed for listing on the
                       -------------
          National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended ("CERCLA"), or on any comparable list established
                                ------
          under any Environmental Law, nor has the Seller received any notification of potential or actual liability or any request for information under CERCLA or any other Environmental Law;

               (vi) there has been no disposal, spill, discharge, emission or release of any Hazardous Material by the Seller on, at, under or from any property presently or formerly owned, leased or operated by the Seller during the period of any such ownership, lease or operation, and there are no Hazardous Materials located in, at, on, or under any facility or property, or at any Product Site or other location where the Seller's Hazardous Materials have been stored, treated or disposed of (a "Third Party Site"), in each case that could reasonably be
                 ----------------
          expected to require investigation, removal, remedial or corrective action, or the incurrence of any material liability, by the Seller under any Environmental Law;

               (vii) there has not been any underground or aboveground storage tank (except for mix tanks used in process production) or other underground storage receptacle or related piping, or any impoundment or other outdoor storage, treatment or disposal area containing Hazardous Materials located on any facility or property owned, leased or operated by the Seller during the period of such ownership, lease or operation, and no asbestos or polychlorinated biphenyls have been located at, or, disposed of, on, or under any such facility or property during the period of such ownership, lease or operation; and

               (viii) no Lien has been recorded against any properties, assets or facilities owned, leased or operated by the Seller under any Environmental Law.

     The Seller has made available to Shire all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, tests and data in possession of the Seller concerning the existence of Hazardous Materials at facilities or properties currently or formerly owned, operated or leased by the Seller or at any Product Site or Third Party Site or concerning compliance by the Seller with, or liability under, any Environmental Law.

          (v)  Products.  Except as set forth on Schedule 3.1(v) attached
               --------                          ---------------
     hereto, to the knowledge of the Seller, each of the products produced or sold by the Seller (i) is, and at all times up to and including the date hereof has been, in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations; (ii) is, and at all relevant times has been, fit for the ordinary purposes for which it is intended to be used and conforms in all material respects to any promises or affirmations of fact made on the container, label or promotional materials for such product or in connection with its sale; and (iii) contains no design or manufacturing defect. Except as set forth on
     Schedule 3.1(v), the Seller has not received notice of any product warranty
     ---------------
     claims.  Except as set forth on Schedule 3.1(v), to the knowledge of the
                                     ---------------
     Seller, there are no facts which are reasonably likely to cause (i) the denial, withdrawal, recall or suspension of any product sold or intended to be sold by the Seller, or (ii) a change in the marketing classification, labeling or promotional materials of any such products, or (iii) a termination or suspension of marketing of any such products. The Seller has not, to its knowledge, authorized any oral or written warranties with respect to the quality or absence of defects of its products which it has sold, except as required by the FDA. There are no material claims pending or, to the knowledge of the Seller, threatened against the Seller with respect to the quality of or absence of defects in such products nor are there any facts known to the Seller relating to the quality of or absence of defects in such products which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a successful claim or a proceeding by a governmental authority. To the knowledge of the Seller, no events or conditions exist which could reasonably be expected to cause the percentage of warranty claims or product returns for products sold by the Seller to materially exceed historical levels.

          (w)  Investment Intent.  The Notes being issued by the Buyer pursuant
               -----------------
to this Agreement are being acquired by Seller for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

          (x)  Brokers or Finders.  Except as set forth on Schedule 3.1(x)
               ------------------
attached hereto, Arenol has incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

          3.2.  Representations and Warranties of Shire and the Buyer.  Each
                -----------------------------------------------------
of Shire and the Buyer represents and warrants to the Seller as follows:

          (a)  Organization; Standing and Power.  Shire is a corporation duly
               --------------------------------
     organized and validly existing under the laws of England and Wales. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)  Authority.  Each of Shire and the Buyer has the requisite
               ---------
     corporate power and authority to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Shire and the Buyer and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors, or a duly authorized committee thereof, of each of Shire and the Buyer. No other corporate proceedings on the part of Shire or the Buyer are necessary to authorize the performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Shire and the Buyer, and constitutes a valid and binding obligation of each of Shire and the Buyer, enforceable in accordance with its terms.

          (c)  Non-Government Approval; Consents.  All consents and approvals
               ---------------------------------
     required to be obtained by Shire or the Buyer from non-governmental third parties ("Shire Third Party Approvals") in order to lawfully and
               ---------------------------
     contractually permit it to perform its obligations under this Agreement and consummate the transactions contemplated hereby are set forth on Schedule
                                                                      --------
     3.2(c) attached hereto.  Other than as set forth on Schedule 3.2(c), no
     ------                                              ---------------
     notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the execution, delivery or performance of this Agreement by Shire or the Buyer or the consummation of the transactions contemplated hereby ("Shire
                                                                   -----
     Governmental Approvals").
     ----------------------

          (d)  Ordinary Shares.  The Ordinary Shares issuable pursuant to
               ---------------
     Section 2.2 hereof will, when issued, have been duly authorized for issuance and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid, non-assessable and included for trading on the London Stock Exchange.

          (e)  Brokers or Finders.  Neither Shire or the Buyer has incurred any
               ------------------
     obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


                                   ARTICLE IV

                            COVENANTS OF THE SELLER

          4.1.  Regular Course of Business.  Except in connection with the
                --------------------------
performance by the Seller of its obligations under this Agreement, until the Closing, the Seller shall use its best efforts to maintain and preserve its business organization, assets, employees and business relationships, insofar as they relate to the Four Salts or the manufacture thereof and shall maintain operations at the Plant in accordance with the agreements set forth in Schedule
4.1 hereto.

          4.2.  Certain Prohibited Seller Activities.  Until the Closing,
                ------------------------------------
except as contemplated by this Agreement or as set
forth on Schedule 4.2 attached hereto, the Seller shall not, without the prior
         ------------
written consent of Shire: (a) cease to be a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey; (b) amend its Articles of Incorporation or By-Laws; (c) violate or fail to comply in any material respect with any statute, law, ordinance, regulation, rule, order or other legal requirement of any foreign, federal, state or local government, authority or any other governmental department or agency, or any judgment, decree or order of any court or governmental body or agency applicable to its business or operations; (d) dispose of any property or assets set forth on
Schedule 3.1(l) or create or suffer to exist any Lien on any property or assets
- ---------------
set forth on Schedule 3.1(l); (e) fail to comply in all material respects with
             ---------------
all of its obligations with respect to all Permits described in Schedule 3.1(m)
                                                                ---------------
or voluntarily take or omit to take any action which could reasonably be expected to result in the revocation, nonrenewal, modification, suspension or termination of any such Permit; (f) dispose of, permit to lapse, modify, terminate, grant any interest to any person or entity in, or create or suffer to exist any Lien on or with respect to, any Technical Know-How; (g) take any action that would cause it to fail to maintain in full force and effect, comply in all material respects with all of the terms and provisions of or pay all premiums due on any Insurance Policy; (h) permit the modification or termination of any Contract other than in accordance with its terms; (i) take (or omit to take) any action which is reasonably likely to violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, could constitute a default) under, or result in the termination, modification of suspension of, or accelerate the performance under, or result in the creation of any Lien upon any of the properties, assets or rights of the Seller under, any of the terms, conditions or provisions of any Contract; (j) merge or consolidate with any other person or entity or acquire control of or purchase all or substantially all of the assets of any other person or entity; (k) voluntarily incur or permit the incurrence of any liability not in the ordinary course of business and not related to the activities contemplated by the Letter of Intent and in excess of $5,000; (l) adopt a plan of complete or partial liquidation; (m) supply or agree to supply any of the Four Salts to any third party; or (n) except as required by the terms of this Agreement and with notice to Shire, defer to after the Closing any cost which, in the ordinary course of business, would be paid prior to the Closing.

          4.3.  Notice of Certain Events.  The Seller will give notice to
                ------------------------
Shire, promptly after obtaining knowledge thereof, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect, (ii) any matter that adversely affects the Seller and/or the Assets to be sold pursuant to this Agreement, (iii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          4.4.  Access.  The Seller shall afford the officers, employees and
                ------
representatives of Shire, and to its counsel and auditors, reasonable access during normal business hours prior to the Closing to its facilities, properties, equipment, files, accounts, books and records so that Shire may have full opportunity to make such investigations as it may desire to make of the affairs of the Seller.

          4.5.  Approvals.  The Seller shall use all reasonable efforts to
                ---------
take or cause to be taken all action, and to do or cause to be done all things reasonably necessary, proper or advisable in order to fulfill and perform its obligations under this Agreement or otherwise consummate and make effective the transactions contemplated hereby. The Seller shall take all action necessary under applicable law, its Articles of Incorporation and By-Laws to convene a meeting of its stockholders as promptly as practicable to obtain the Seller Shareholder Approval. The Seller shall use all commercially reasonable efforts to obtain or cause to be obtained all Seller Governmental Approvals and Seller Third Party Approvals.

          4.6.  Agreement Not to Compete.  (a)  For and in consideration of
                ------------------------
the benefits to be derived, directly and indirectly, from this Agreement, each of the Principal Shareholders and the Seller covenants and agrees that for a period of ten years following the Closing Date (the "Noncompetition Period"), it
                                                     ---------------------
shall not, and it shall cause Subsidiaries, if any, not to, directly or indirectly, individually or jointly with others, whether for their own account or for that of any other person or entity, as principal, investor or otherwise,
(i) own, manage, operate, control or (ii) participate in, or assist any other person or entity in, the ownership, management, operation or control of any business or activity anywhere in the world that manufactures, markets, distributes, supplies or sells any product, raw material or intermediaries thereof for use in the treatment of ADHD or containing any one or more of the Four Salts (the "Competitive Business"); provided, however, that ownership of 5%
                 --------------------    --------  -------
or less of the outstanding voting securities of any Person where such securities are listed on a national securities exchange or the NASDAQ national market system shall be deemed not to violate this Section 4.6(a).

          (b) Each of the Principal Shareholders and the Seller covenants and agrees that during the Noncompetition Period, they shall not, and shall not permit any of their Subsidiaries to, solicit, encourage or induce any customer, supplier, agent, sales representative or employee to discontinue or limit his or its business relationships with Shire or the Buyer or their respective Subsidiaries in respect of the Competitive Business, and each of the Principal Shareholders and the Seller and their Subsidiaries shall not solicit for employment or hire any employee of Shire, the Buyer or any of their respective subsidiaries employed in the Competitive Business.

          (c) From and after the Closing Date, each of the Principal Shareholders and the Seller shall, and shall cause their Subsidiaries and their respective employees, agents, accountants, legal counsel and other representatives to (i) enforce the provisions of the Confidential Disclosure Agreement and (ii) hold in strict confidence and make no commercial use of proprietary information of any kind (including the Technical Know-How) concerning the Four Salts or the manufacture thereof; provided, however, that
                                                      --------  -------
the foregoing obligation of confidence shall not apply to (i) information which is or becomes publicly available without breach of this Agreement or (ii) information required to be disclosed under applicable law, rule or regulation of an appropriate governmental authority; provided that each of the Principal
                                       --------
Shareholders and the Seller shall use their best efforts to the extent reasonably practicable to give the Buyer notice of any information proposed to be disclosed under clause (ii) above that explains in reasonable detail the basis for such disclosure as far in advance of its disclosure as reasonably practicable and, if so requested by the Buyer, assist the Buyer in seeking an appropriate protective order or use their reasonable efforts to obtain assurances that confidential treatment will be accorded such information; provided, further, that any information disclosed pursuant to clause (ii) above
- --------  -------
shall remain confidential and subject to this Section 4.6(c) to the extent that it has not been disclosed for public dissemination. On or prior to the Closing Date, the Seller shall assign or cause to be assigned to the Buyer all rights under confidentiality agreements with third parties that relate to the Four Salts or the manufacture thereof.

          (d) Each of the Principal Shareholders and the Seller agrees that the Buyer's remedy at law for any breach of this Section 4.6 is inadequate and that in the event of any such breach or violation, the Buyer shall be entitled to injunctive relief in addition to any other remedy at law, in equity or under this Agreement to which the Buyer may be entitled. Without limiting the generality of the preceding sentence, the parties acknowledge and agree that it is impossible to measure in monies all of the damages that would accrue to the Buyer by reason of any breach of this Section
4.6. Each of the Principal Shareholders and the Seller waives in advance any claim or defense in any action or proceeding that may in the future be commenced by the Buyer to enforce such provisions, that the Buyer has an adequate remedy at law, and each of the Principal Shareholders and the Seller agrees not to claim in any such action that an adequate remedy at law exists.

          4.7.  Application of Insurance Proceeds.  The Seller agrees to apply
                ---------------------------------
any proceeds received pursuant to any insurance policy to pay for any costs and expenses incurred for any response, remedial, corrective or other action taken by it pursuant to any applicable Environmental Law.

          4.8.  Restriction on Sale or Disposition of Ordinary Shares.  The
                -----------------------------------------------------
Seller agrees that any Ordinary Shares obtained through conversion of the Notes shall not be sold, transferred or otherwise disposed of unless Shire is satisfied that such sale, transfer or other disposition complies with the registration requirements of the Securities Act or pursuant to a valid exemption therefrom.

          4.9.  Payment of WARN Liabilities.  To the extent there are any
                ---------------------------
liabilities arising in connection with the transactions contemplated herein under the Worker Adjustment and Retraining Notification Act or other similar law, the Seller agrees to pay such liabilities.

          4.10.  Replacement of Documents.  To the extent any documents are
                 ------------------------
missing or destroyed, the Seller shall use all reasonable efforts to obtain at its own expense copies or replacements of all documentation necessary for the production of the Four Salts.

                                   ARTICLE V

                        COVENANTS OF SHIRE AND THE BUYER

          5.1.  Notice of Certain Events.  Each of Shire and the Buyer will
                ------------------------
give notice to the Seller promptly after obtaining knowledge thereof, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          5.2.  Approvals.  Each of Shire and the Buyer shall use all
                ---------
reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper or advisable in order to fulfill and perform its obligations under this Agreement or otherwise consummate or make effective the transactions contemplated hereby. Each of Shire and the Buyer shall use all commercially reasonable efforts to obtain all Shire Governmental Approvals and Shire Third Party Approvals.

          5.3.  Release of Claims.  To the extent not previously released
                -----------------
pursuant to the Letter of Intent, upon termination of the Supply Agreement, SRI agrees to waive all claims that it may have against Seller under the Supply Agreement and agrees to release the Seller from all claims for damages arising out of the Seller's failure to perform its obligations under the Supply Agreement.


                                   ARTICLE VI

                             CLOSING DATE; CLOSING

          6.1.  Closing Date; Closing.  The closing hereunder (the "Closing")
                ---------------------                               -------
shall take place at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, as soon as practicable after each of the conditions set forth in Article VII shall have been satisfied or waived, or at such other time and place as the parties hereto shall agree. The date on which the Closing occurs is referred to herein as the "Closing Date". Upon satisfaction or waiver
                                     ------------
of all such conditions: (i) the Seller shall deliver to the Buyer the instruments of transfer and conveyance required by Section 2.4 to evidence the Buyer's ownership and possession of Assets as well as any and all certificates and other documents reasonably requested by Shire or the Buyer evidencing or confirming any and all title, right and interest therein and thereto; and (ii) the Buyer shall deliver to the Seller the instruments of assumption required by Section 2.5 to evidence the Buyer's assumption of the contracts as therein provided and the Loan Notes as provided by Section 2.2.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

          7.1.  Conditions to the Obligations of Each Party to Effect the
                ---------------------------------------------------------
Closing.  The respective obligations of each of the parties to effect the
- -------
Closing shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing:

          (a)  Certain Approvals.  All Buyer Governmental Approvals and Shire
               -----------------
     Governmental Approvals shall have been obtained, satisfied, waived or expired, as applicable.

          (b)  No Proceeding or Litigation.  No order, injunction, decree or
               ---------------------------
     judgment of any court or governmental body or agency shall be in effect which materially restrains or prohibits the transactions contemplated hereby, and no suit, action, investigation, inquiry or proceeding by any governmental body or agency or legal or administrative proceeding by any governmental body or agency shall have been instituted, or threatened in writing, which questions the validity or legality of the transactions contemplated hereby.

          (c)  Registration Rights Agreement.  Shire and the Seller shall have
               -----------------------------
     entered into the Registration Rights Agreement in substantially the form attached hereto as Exhibit 3.
                        ---------

          (d)  Supply Agreement.  The Supply Agreement shall have been
               ----------------
     terminated by SRI and the Seller.

          7.2.  Additional Conditions to the Obligations of the Seller.  The
                ------------------------------------------------------
obligation of the Seller to effect the Closing is also subject to the satisfaction or waiver of each of the following conditions at or prior to
Closing:

          (a)  Agreements.  Each of Shire and the Buyer shall have performed or
               ----------
     complied in all material respects with each covenant, agreement and obligation to be performed or complied with by it hereunder on or prior to the Closing Date.

          (b)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time.

          (c)  Officer's Certificate.  The Seller shall have received a
               ---------------------
     certificate, dated the Closing Date, of the President or a Vice President of the Buyer and of a director of Shire to the effect that the conditions specified in paragraphs (a) and (b) above and (d) through (f) below have been fulfilled.

          (d)  Consents from Third Parties.  All Shire Third Party Approvals
               ---------------------------
     shall have been obtained.

          7.3.  Additional Conditions to the Obligations of Shire and the Buyer.
                ---------------------------------------------------------------
The obligations of Shire and the Buyer to effect the Closing are also subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing:

          (a)  Agreements.  The Seller shall have performed each covenant,
               ----------
     agreement and obligation to be performed or complied with by it hereunder on or prior to the Closing Date.

          (b)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time.

          (c)  Officer's Certificate.  Shire shall have received a certificate,
               ---------------------
     dated the date of the Closing, of the President or Vice President of the Seller to the effect that the conditions specified in paragraphs (a) and
     (b) above and in paragraph (e) below have been fulfilled.

          (d)  Consents from Third Parties.  All Seller Third Party Approvals
               ---------------------------
     shall have been obtained.

          (e)  Material Adverse Change.   Since the date of this Agreement,
               -----------------------
     there shall not have occurred a material adverse change in business or business prospects of the business or operations conducted or to be conducted at the Plant relating to the Four Salts or the manufacture thereof.

          (f)  BI Agreement.  The BI Agreement shall be in full force and effect
               ------------
     and each of the Seller and BI shall have performed and not be in breach of any of their respective obligations thereunder.

          (g)  ISRA Declarations.  The Seller shall obtain from the New Jersey
               -----------------
     Department of Environmental Protection and Energy either (i) a Declaration of Non-Applicability of ISRA to this Agreement and to any transactions contemplated thereby, or (ii) approval of a Negative Declaration or other action required to comply with ISRA, in each case which is reasonably acceptable to Shire.

          (h)  Transfers.  The Buyer shall have transferred and assigned to
               ---------
     Shire all warranties, service agreements and repair agreements relating to the Assets.


                                  ARTICLE VIII

                      REMEDIES FOR BREACHES BY THE SELLER
                               OF THIS AGREEMENT

          8.1.  Investigations; Survival of Representations and Warranties.
                ----------------------------------------------------------
The representations and warranties of the Seller contained in Section 3.1 shall not be deemed waived or otherwise affected by any investigation by Shire, the Buyer or any of their respective officers, directors, employees, consultants or agents and shall survive the Closing; if Buyer obtains knowledge regarding an inaccuracy with respect to any representation or warranty, Buyer shall notify the Seller of such inaccuracy.

          8.2.  Indemnification.  (a)  The Seller agrees to indemnify and hold
                ---------------
harmless the Shire Indemnified Persons against any and all Seller Indemnified Amounts; provided, however, that the Seller shall not be liable for any single
         --------  -------
Seller Indemnified Amount of less than $10,000 (provided that a series of claims of a substantially similar nature or arising out of the same factual context may be aggregated and treated as single claim for purposes of such limitation) ("Disregarded Claims") until the
                                         ------------------
aggregate of Disregarded Claims exceeds $100,000, in which case the Seller shall be liable for all single claims of less than $10,000 or in excess of $100,000 in the aggregate.

          (b) If any action, suit, proceeding or claim shall be brought or asserted against a Shire Indemnified Person by any third party which action, suit, proceeding or claim, if determined adversely to the interests of a Shire Indemnified Person, would entitle a Shire Indemnified Person to indemnity pursuant to this Section 8.2, Shire shall promptly notify the Seller of the same in writing specifying in detail the basis of such claim and the facts pertaining thereto, and the Seller shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Buyer and the payment of all expenses; provided that the Seller shall conduct the defense of any such
              --------
action, suit, proceeding or claim so as to the extent possible to prevent the taking or seizure of any assets or property of Shire or the Buyer or the imposition of any Lien against the same. A Shire Indemnified Person shall have the right to employ counsel separate from counsel employed by the Seller in any such action and to participate in the defense thereof, and the fees and expenses of such counsel employed by a Shire Indemnified Person shall be at the expense of such Shire Indemnified Person unless (a) the employment thereof has been specifically authorized by the Seller in writing or (b) the Seller has failed to assume the defense and to employ counsel within a reasonable period of time after receiving notice of such action as provided in this Section 8.2. The Seller shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Seller (unless such consent is unreasonably withheld by the Seller), but if settled with the written consent of the Seller, or if there shall be a final judgment for plaintiff in any such action, the Seller agrees to indemnify and hold harmless a Shire Indemnified Person from and against any Seller Indemnified Amounts by reason of such settlement or judgment.


                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

          9.1.  Termination.  This Agreement may be terminated at any time
                -----------
prior to the Closing:

          (a)  by mutual written consent of Shire and the Seller;

          (b) by either Shire or the Seller upon notice thereof given in writing to the other party if (i) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Closing and such order, decree or ruling or other action shall have become final and nonappealable or (ii) the Closing has not occurred on or before December 31, 1999 unless a later date is established by mutual written consent of Shire and the Seller or unless the failure to consummate the Closing is the result of a breach of a covenant set forth in this Agreement, a misrepresentation or breach of any warranty set forth in this Agreement by the party seeking to terminate this Agreement;

          (c) by action of the Board of Directors of Shire and notice thereof given in writing to the Seller if there has been a breach in any material respect of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement; or

          (d) by action of the Board of Directors of the Seller and notice thereof given in writing to Shire if there is a breach in any material respect of any representation, warranty, covenant or agreement on the part of Shire or the Buyer set forth in this Agreement.

          9.2.  Effect of Termination.  In the event of termination of this
                ---------------------
Agreement as provided in Section 9.1, this Agreement shall forthwith become void and have no effect and, in the case of termination pursuant to Section 9.1 (a) or (b) only, there shall be no liability or obligation on the part of Shire, the Seller, the Buyer or any their respective officers or directors. The provisions of Section 10.9, Section 10.10 and this Section 9.2, will survive any termination of this Agreement. In addition, the Confidential Disclosure Agreement, the Supply Agreement and the BI Agreement shall survive any termination of this Agreement pursuant to the terms hereof.

          9.3.  Amendment.  This Agreement may be amended by the parties
                ---------
hereto at any time before or after any required approval of matters presented by the shareholders of the Seller; provided, however, that after any such approval,
                                --------  -------
there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders.

This Agreement may be amended by an instrument in writing signed on behalf of each of the parties hereto.

          9.4.  Waiver.  At any time prior to the Closing, any party may (a)
                ------
extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 9.3, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Except as otherwise required by law, (a) any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party by a duly authorized signatory and (b) the failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                   ARTICLE X

                               GENERAL PROVISIONS

          10.1.  Public Statements.  Each of Shire and the Buyer, on the one
                 -----------------
hand, and the Seller, on the other hand, agree that neither they nor their respective directors, officers, employees or agents shall disclose to any third party (other than to their professional advisers, shareholders or optionholders or in proxy materials sent to their shareholders and optionholders in connection with the Seller Shareholder Approval or publicly issue any press release or other statement to the press or any third party with respect to this Agreement or transactions contemplated hereby, except as may be required by law or London Stock Exchange rule, without the consent of the other parties hereto.

          10.2.  Notices.  All notices and other communications hereunder
                 -------
shall be in writing (including telex or similar writing) and shall be deemed given if delivered in person or by messenger, cable, telegram or telex or facsimile transmission or by a reputable overnight delivery service which provides for evidence of receipt to the parties at the following addresses or telecopier numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  if to Shire or the Buyer, to:

               Shire Pharmaceuticals Group PLC
               East Anton
               Andover, Hants  SP10 5RG
               United Kingdom
               Telecopy:  011 44 1 264 334 658
               Attention:  Rolf Stahel, Chief Executive

               with a copy to:

               John P. Mitchell, Esq.
               Cahill Gordon & Reindel
               80 Pine Street
               New York, New York  10005
               USA
               Telephone:  (212) 701-3000
               Telecopy:  (212) 269-5420

          (b)  if to the Seller, to:

               Richard Vorisek
               59 Morris Avenue
               Morristown, New Jersey  07062

               and

               Robert Jaeder
               5 Yardley Road
               Mendham, New Jersey  07945

               with a copy to to:

               Bressler, Amery & Ross, P.C.
               P.O. Box 1980
               Morristown, New Jersey 07962
               Attention:  Brian F. Amery, Esq.


          10.3.  Interpretation.  When reference is made in this Agreement to
                 --------------
a Subsection, Section, Exhibit or Schedule, such reference is to a Subsection or Section of or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" and "including" are used in this Agreement, they are deemed to be followed by the words "without limitation". For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires,
(i) the terms defined include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under United States generally accepted accounting principles, and (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision.

          10.4.  Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          10.5.  Entire Agreement.  This Agreement (including the Exhibits and
                 ----------------
Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          10.6.  Governing Law.  This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such state.

          10.7.  Validity.  The invalidity or unenforceability of any
                 --------
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

          10.8.  Assignment.  Neither this Agreement nor any of the rights,
                 ----------
interests or obligations hereunder shall be assigned by any party hereto, whether by operation of law or otherwise, without the express prior written consent of each of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors.

          10.9.  Expenses.  Unless otherwise stated herein, each party shall
                 --------
bear its own expenses incurred in connection with the transactions contemplated by this Agreement.

          10.10.  Enforcement.  The parties agree that irreparable damage
                  -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties accordingly agree that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York, Borough of Manhattan, or in New York state court located in the Borough of Manhattan, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of New York, Borough of Manhattan, or any New York state court located in the Borough of Manhattan if any dispute arises out of the Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement in any court other than such a Federal or state court sitting in the State of New York located in the Borough of Manhattan.

          IN WITNESS WHEREOF, Shire, the Buyer, the Seller and the Principal Shareholders have caused this Agreement to be executed and delivered by their respective duly authorized officers, all as of the date first above written.

                              SHIRE PHARMACEUTICALS GROUP PLC

                              (the undersigned agrees to be bound by this Agreement with respect only to Article 2, Article 3 and Article 5 hereof)

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              SHIRE SUPPLIES U.S. LLC

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              ARENOL CORPORATION

                              By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                              --------------------------------------------------
                              Richard Vorisek

                              --------------------------------------------------
                              Robert Jaeder